EXHIBIT 99


                      TXU ELECTRIC COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)

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
                                                                                          Twelve Months Ended
                                                                                              September 30,
                                                                                         ---------------------
                                                                                           2001         2000
                                                                                         -------       -------
                                                                                          Millions of Dollars

Operating revenues ...............................................................      $ 7,985       $ 6,839
                                                                                         -------       -------

Operating expenses
     Energy purchased for resale and fuel consumed ...............................        3,515         2,635
     Operation and maintenance ...................................................        1,475         1,425
     Depreciation and amortization ...............................................          616           605
     Income taxes ................................................................          395           374
     Taxes other than income .....................................................          615           548
                                                                                         -------       -------
           Total operating expenses ..............................................        6,616         5,587
                                                                                         -------       -------

Operating income .................................................................        1,369         1,252

Other income (deductions)
     Allowance for equity funds used during construction .........................            4             7
     Other income (deductions)-- net .............................................           (6)           (2)
     Income tax expense ..........................................................           --            (4)
                                                                                         -------       -------
           Total other income (deductions) .......................................           (2)            1
                                                                                         -------       -------

Income before interest and other charges .........................................        1,367         1,253
                                                                                         -------       -------

Interest income ..................................................................           30             3

Interest expense and other charges
     Interest ....................................................................          394           389
     Distributions on TXU Electric Company obligated, mandatorily redeemable,
          Preferred securities of subsidiary trusts holding solely junior
          Subordinated debentures of TXU Electric Company ........................           69            68
     Allowance for borrowed funds used during construction and capitalized interest          (15)           (9)
                                                                                         -------       -------
           Total  interest expense and other charges .............................          448           448
                                                                                         -------       -------

Net income .......................................................................          949           808

Preferred stock dividends ........................................................           11            10
                                                                                         -------       -------

Net income available for common stock ............................................      $   938       $   798
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